UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 9, 2006

AMEREN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-14756	43-1723446
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On June 8, 2006, the Nominating and Corporate Governance Committee of the Board of Directors of Ameren Corporation (“Ameren”) recommended, and on June 9, 2006, the Board of Directors of Ameren ("Board”) approved, effective June 9, 2006, the following changes to the compensation for non-management directors: (i) an increase in the base cash annual retainer from $20,000 to $50,000 and (ii) an increase in the fee for each Board Committee meeting attended from $1,000 to $1,500.

These changes were recommended and approved on the basis of a third party consultant’s report on director compensation at peer companies of Ameren. A summary sheet setting forth the compensation for non-management directors of Ameren is attached as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:          Title:

10.1               Summary Sheet of Ameren Corporation Non-Management Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION
(Registrant)

              /s/ Martin J. Lyons
 Martin J. Lyons
 Vice President and Controller
 (Principal Accounting Officer)

Date: June 12, 2006

Exhibit Index

Exhibit No.	Description
10.1	Summary Sheet of Ameren Corporation Non-Management Director Compensation